INDIA NON JUDICIAL

Government of National Capital Territory of Delhi

e-Stamp

सत्यमेव जयते

Certificate No.	:	**IN-DL59144499062411O**
Certificate Issued Date	:	13-Jun-2016 12:57 PM
Account Reference	:	IMPACC (IV)/ dl851903/ DELHI/ DL-DLH
Unique Doc. Reference	:	SUBIN-DLDL85190317647004614789O
Purchased by	:	YATRA ONLINE PVT LTD
Description of Document	:	Article Others
Property Description	:	Not Applicable
Consideration Price (Rs.)	:	0 (Zero)
First Party	:	YATRA ONLINE PVT LTD
Second Party	:	Not Applicable
Stamp Duty Paid By	:	YATRA ONLINE PVT LTD
Stamp Duty Amount(Rs.)	:	100 (One Hundred only)

Please write or type below this line

This Stamp Paper Forms Part & Parcel Of

MEMORANDUM RELATING TO CHARGE OVER FIXED DEPOSITS/CASH DEPOSITS

Executed By

Yatra Online Private Limited

In Favour of

HDFC Bank Limited

On

21st June 2016

For Yatra Online Private Limited

Authorised Signatory

Statutory Alert:

1. The authenticity of this Stamp Certificate should be verified at "www.shcilestamp.com". Any discrepancy in the details on this Certificate and as available on the website renders it invalid.

MEMORANDUM RELATING TO CHARGE OVER FIXED DEPOSITS / CASH DEPOSITS

This Memorandum is executed by M/S Yatra Online Private Limited, a Private Ltd (hereinafter (together) **called "the Depositor"**), having its corporate office at 1101-03, Tower - B, 11th Floor, Sector - 39, Unitech Cyber Park, Gurgaon – 122002 and registered office at B2, 202, 2nd Floor, Marathon Innova, Building, Marathon Nextgen Complex, Opp. Peninsula Corporate Park Off. Ganpatro Kadam Marg, Lower Parel (W) Mumai-400013, in favour of HDFC Bank Ltd. having its Registered Office at HDFC Bank House, Senapati Bapat Marg, Lower Parel West, Mumbai 400 013 and a branch office inter-alia at E-13/29, 2nd Floor, Harsha Bhavan, Middle Circle, Connaught Place New Delhi 110001 (hereinafter referred to as the **"Bank"**) on this **21st Day June 2016** at Gurgaon.

WHEREAS the Depositor has deposited with the Bank at its Branch office at E-13/29, 2nd Floor, Harsha Bhavan, Middle Circle, Connaught Place New Delhi 110001 the sum of **Rs. 89,40,000/-(Eighty Nine Lac Forty Thousand Only)** (hereinafter referred to as **"the Deposit"** which expression shall mean and include all such sum/s standing to the credit of the Depositor in Fixed Deposit Account with the Bank at its above Branch, whether such sums are additional to or by way of renewal of or replacement for any sums deposited / to be deposited with the Bank or otherwise, together with in each case all and any interest from time to time accruing in respect thereof).

In consideration of the Bank having at the request of the Depositor agreed to grant/granted/extended/ continuing to make available or extend to the Depositor Banking facilities by way of Bank Guarantee Limits upto a maximum principal amount of **Rs. 1,78,80,000/-(Rupees One Crore Seventy Eight Lac Eighty Thousand Only)** (hereinafter referred to as **"the facility"**) at the above said branch of the Bank , the Depositor hereby irrevocably and unconditionally undertake, agree and confirm to the Bank as follows to the intent that the following provisions shall apply on a continuing basis :

1. The Bank shall have first charge on the Deposit as a continuing security for the due repayment by the Depositor to the Bank on demand at its above said Branch office of all the sums which are now or may at any time or times hereafter become due and owing by the Depositor to the Bank under the said facility and all interest, fees, commissions, (at the rates decided by the Bank from time to time)charges, expenses and all other cost whatsoever due or which may become due and payable under the said facility or which the Bank may be entitled to add thereto (hereinafter for brevity sake collectively referred to as **"the said dues"**)

2. The Bank shall be entitled to discontinue / terminate the said facility at any time without any notice to the Depositor.

For Yatra Online Private Limited

Authorised Signatory

3. The Depositor shall not, at any time, be entitled to withdraw the Deposit unless and until the said dues hereunder have been completely and unconditionally repaid, satisfied by the Depositor to the Bank and the Depositor is/are finally discharged in full by the Bank in respect of the same.

4. If default is made by the Depositor in payment of the said dues hereunder on the due date therefor or on demand (the demand of the Bank being conclusive as to the Depositor's liability for repayment of the said dues to the Bank), as the case may be, the Bank is hereby irrevocably authorised, without prior notice to or the consent of the Depositor, at any time or times without restriction or prejudice to its other right or remedy in law or hereunder or otherwise howsoever -

a) To terminate all or any part of the Deposit at or any time before the maturity date thereof (whether the original maturity date or the maturity date upon renewals/subsequent renewals thereof and even if such termination involves loss of interest) and to appropriate and apply and/or set off the whole or any part or parts of the Deposit in or towards the payment, satisfaction of the said dues or discharge of all or any of the liabilities of the Depositor hereunder.

b) Such termination of the Deposit and application / appropriation set off by the Bank or the Deposit or any part thereof towards payment of the said dues or discharge of all or any of the liabilities of the Depositor hereunder shall constitute a full and complete discharge in favour of the Bank of the monies so applied/appropriated.

5. The Depositor warrants that, save to the extent of the rights hereby conferred on the Bank, the Depositor is the sole, absolute and beneficial owner of the Deposit free from any mortgage, pledge, charge (whether fixed or floating), lien or any other form of encumbrance or security interest of any kind whatsoever and howsoever arising (all of which collectively called as the "Encumbrances") on or over the Deposit.

6. The Depositor shall not any time assign or transfer or deal with or create or permit to be created any assignment or transfer of the Deposit, save as provided herein, or create or attempt to create any Encumbrance over the Deposit.

7.The Depositor understands that as a pre-condition, relating to grant of the facility to him/her/it, HDFC Bank, requires consent of the Depositor for the disclosure by the Bank of, information and data relating to his/her/it, of the credit facility availed of / to be availed, by his/her/it, obligations assumed / to be assumed, by him/her/it, in relation thereto and default, if any, committed by him/her/it, in discharge thereof.

For Yatra Online Private Limited

Authorised Signatory

8. Accordingly, the Depositor hereby agree and give consent for the disclosure by HDFC Bank of all or any such;

a. Information and data relating to him/her/it;

b. The information or data relating to any credit facility availed of / to be availed, by him/her/it and

c. Default, if any, committed by him/her/it, in discharge of his/her/its such obligation,

as HDFC Bank may deem appropriate and necessary to disclose and furnish to Credit Information Bureau (India) Limited and any other agency authorised in this behalf by RBI.

9. The Depositor declares that the information and data furnished by him/her/it to HDFC Bank are true and correct.

10. The Depositor undertake that

a. the Credit Information Bureau (India) Limited and any other agency so authorised may use , process the said information and data disclosed by HDFC Bank in the manner as deemed fit by them; and

b. the Credit Information Bureau (India) Limited and any other agency so authorised may furnish for consideration, the processed information and data or products thereof prepared by them, to banks / financial institutions and other credit grantors or registered users, as may be specified by the Reserve Bank in this behalf.

11. Nothing in this Memorandum shall be construed as limiting, restricting, making void, negating any right of set off in favour of the Bank existing or arising at common law, by statute or otherwise howsoever.

12. The Depositor shall maintain such margin of security over the aggregate amount of the liabilities as the Bank shall from time to time stipulate, and on demand by the Bank shall deposit such additional sums which shall form part of the deposit for the purpose of this Memorandum and shall be held by the Bank on and subject to the terms hereof.

13. The Depositor shall execute and do such deeds, acts and things and other instruments and bear all types of cost and expenses for the same as the Bank may require from time to time to further secure the said facilities or for perfecting the security created hereunder.

For Yatra Online Private Limited

Authorised Signatory

14.The Depositor hereby agrees as a pre-condition of the facility granted to the Depositor by the Bank that in case the Depositor commits default in the repayment of the facility or in the repayment of interest thereon or any of the agreed installment of the facility on due date/s, the Bank and/or Reserve Bank of India will have an unqualified right to disclose or publish the name of the Depositor and its directors/partners/proprietors as defaulter in such manner and through such medium as the Bank or Reserve Bank of India in their absolute discretion may think fit.

15.The continuing security created hereunder in favour of the bank shall be in addition and without prejudice, to any other security which the Bank may now or hereafter hold in respect of the liabilities and shall not be affected by any extension of time or any other indulgence shown by the Bank to the Depositor nor any delay on the part of the Bank in applying/appropriating the Deposit or any part thereof towards payment or discharge of the Liability or any part thereof and also shall not cease by reasons of the said facility account may at any time having a credit balance or be reduced or extinguished or by reason that the Depositor has been discharged for the time being in respect of any banking facilities.

16.The security created hereunder shall not be determined, affected or prejudiced by any change in the constitution of the Depositor or in any partnership constituting the Depositor or by the death, bankruptcy, insanity, liquidation, winding up, insolvency, administration or any other disability or incapacity whatsoever and howsoever arising of, or any circumstance and event whatsoever arising as aforesaid in relation to, the Depositor or any one or more of the persons comprising the Depositor.

17.This Memorandum shall continue to bind the Depositor notwithstanding any amalgamation or reconstruction of the Bank with any other Bank or Company and the security created hereunder shall be available and enure for the benefit of the successors and assigns of the Bank and shall be binding, where the Depositor is a Company on its successors or assigns, where the Depositor - is a Partnership firm on the Partners for the time being in the said firm, their respective heirs, executors, administrations and assigns, where - the Depositor - being an Individual on his/her heirs, legal representatives, administrators and assigns.

18. In this Memorandum, where the context permits, the singular includes the plural and vice versa and references to persons includes references to Companies and vice versa.

19. For all purposes, including any legal proceedings, a certificate by any of the Bank's Officers as to the Liabilities for the time being due to the

For Yatra Online Private Limited

Anup Kumar Sethi

Authorised Signatory

Bank by the Depositor shall be conclusive evidence thereof against the Depositor.

20. In the event that any of the terms or provisions of this Memorandum are or shall become invalid, illegal or unenforceable, the remaining terms and provisions hereof shall survive unaffected.

21. If the Depositor has paid off the liabilities to the Bank in full under the facility but is indebted to the Bank for any sum either as principal debtor and/or as guarantor and/or otherwise howsoever to the Bank, the Bank shall be entitled to hold and continue to have first charge on the deposit for the said indebtedness and all the powers vested in the Bank hereunder shall be available to the Bank for the said indebtedness.

22.This Memorandum and the security created hereunder and all matters arising out of and relating thereto shall be construed and governed in all respects by the Laws in India and shall be subject to the exclusive jurisdiction of the courts at New Delhi/ Mumbai/ Haryana.

Place: Gurgaon
Date: 21st June 2016

For Yatra Online Private Limited

Authorised Signatory

IN WITNESS WHEREOF the common seal Of company has been hereunto affixed the day and year first hereinabove mentioned.

The Common Seal of M/s Yatra Online Private Limited -has been affixed hereunto pursuant to the Resolution of the Board of Directors dated **13th June 2016** in the presence of :

1) Mr. Anuj Kumar Sethi

2)Mr. Alok Vaish

the Director/s and/or the .... who have in token thereof, subscribed their signature hereto.

For Yatra Online Private Limited

Authorised Signatory